Exhibit n.1

K&L Gates LLP

1601 L Street, N.W.

Washington, DC 20006

April 24, 2009

Nuveen Pennsylvania Municipal Value Fund

333 West Wacker Drive

Chicago, Illinois 60606

As counsel for Nuveen Pennsylvania Municipal Value Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-157056 and 811-22273) on March 24, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP